UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 24, 2013 (January 22, 2013)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 24, 2013, Janus Capital Group Inc. (the “Company”) issued a press release reporting its financial results for the fourth quarter 2012. Copies of that press release and the earnings presentation are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

Item 5.02. Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2013, the Board of Directors of the Company announced that it increased the number of directors on the Company’s Board of Directors (the “Board”) from 10 to 11 and elected Mr. Seiji Inagaki to the Board. Mr. Inagaki was designated for nomination by The Dai-ichi Life Insurance Company, Limited (“Dai-ichi Life”) pursuant to the Investment and Strategic Cooperation Agreement between the Company and Dai-ichi Life dated as of August 10, 2012 (the “Agreement”). The Company’s related press release is filed as Exhibit 99.3 to this Form 8-K and is incorporated by reference herein.

Mr. Inagaki is currently an executive officer and general manager of the Investment Planning Department of Dai-ichi Life.

As previously disclosed, under the Agreement, Dai-ichi Life agreed to acquire at least 15%, and no more than 20%, of the issued and outstanding shares of common stock of the Company. In accordance with the terms of the Agreement, Dai-ichi Life was granted the right to designate a representative for appointment to the Board after it acquired at least 15% of the issued and outstanding shares of the Company’s common stock, such right continuing as long as Dai-ichi Life maintains ownership of at least 15% of the issued and outstanding shares of the Company’s common stock or until the right is otherwise terminated in accordance with the terms of the Agreement. On December 4, 2012, Dai-ichi Life reported that it had acquired 37,254,654 shares of common stock of the Company, or 19.9% of the Company’s then issued and outstanding shares of common stock. Mr. Inagaki’s election to the Board is consistent with the terms of the Agreement.

At the present time, Mr. Inagaki will not receive any compensation for serving as a director and is not currently expected to serve on any committees of the Board.

In furtherance of the strategic alliance contemplated by the Agreement, subject to certain conditions, Dai-ichi Life is committed to invest at least $2,000,000,000 of its general account assets in investment products managed by one or more of the Company’s affiliates in accordance with the terms of the Agreement. In addition, Dai-ichi Life will promote the Company’s distribution initiatives in Japan.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on August 10, 2012 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Janus Capital Group Inc. press release reporting its financial results for the fourth quarter 2012.

99.2                        Janus Capital Group Inc. fourth quarter 2012 earnings presentation.

99.3                        Janus Capital Group Inc. press release announcing the election of Seiji Inagaki to its Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: January 24, 2013	By:	/s/ Bruce L. Koepfgen
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Janus Capital Group Inc. press release reporting its financial results for the fourth quarter 2012.

99.2	Janus Capital Group Inc. fourth quarter 2012 earnings presentation.

99.3	Janus Capital Group Inc. press release announcing the election of Seiji Inagaki to its Board of Directors.